                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                    AMERICAN FINANCIAL GROUP, INC.
        (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

          Title of each class of securities to which transaction applies:

          Aggregate number of securities to which transaction applies:

          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

          Proposed maximum aggregate value of transaction:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                         AMERICAN FINANCIAL GROUP, INC.
                                     [LOGO]


                             One East Fourth Street
                             Cincinnati, Ohio 45202




                    Notice of Annual Meeting of Shareholders
                               and Proxy Statement



                           To be Held on May 24, 2001

Dear Shareholder:

         We invite you to attend our Annual Meeting of Shareholders on Thursday, May 24, 2001, in Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have an opportunity to meet your Company's directors and executives.

         This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how your Board of Directors operates and provides information about the director candidates.

         All shareholders are important to us. We want your shares to be represented at the meeting and urge you either to use our telephone voting system or promptly to complete, sign, date and return your proxy form.

                                  Sincerely,

                                  BY:s/CARL H. LINDNER
                                     ------------------------------------
                                       Carl H. Lindner
                                       Chairman of the Board and
                                         Chief Executive Officer


Cincinnati, Ohio
April 12, 2001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        OF AMERICAN FINANCIAL GROUP, INC.
-------------------------------------------------------------------------------

           Date:             Thursday, May 24, 2001

           Time:             10:30 a.m. Eastern Daylight Savings Time

           Place:            The Cincinnatian Hotel
                             Second Floor -- Filson Room
                             601 Vine Street
                             Cincinnati, Ohio

           Purpose:          o   Elect Directors
                             o   Amend the AFG Stock Option Plan
                             o   Conduct other business if properly raised

           Record Date:      March 31, 2001 -  Shareholders  of record on
                             that date are entitled to receive notice of and to vote at the meeting.

           Mailing Date:     The  approximate  mailing date of this proxy
                             statement and accompanying proxy form is April 16, 2001.




Your vote is important. Whether or not you attend the meeting, you may vote your shares (1) using the toll-free telephone voting system described on page 1 below, or (2) by mailing a signed proxy form, which is the bottom portion of the enclosed perforated form. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the vote is taken at the meeting by written revocation, using the telephone voting system or by submitting a later-dated proxy form.

                                Table Of Contents
                                -----------------

                                                                        Page
                                                                        ----

         GENERAL INFORMATION.......................................      1

         ELECTION OF DIRECTORS.....................................      2

         APPROVAL OF AMENDMENTS TO THE STOCK OPTION PLAN ..........      2

         PRINCIPAL SHAREHOLDERS....................................      4

         MANAGEMENT................................................      5

         COMPENSATION..............................................      8

         COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS.........     15

         INDEPENDENT AUDITORS......................................     16

         NOMINATIONS AND SHAREHOLDER PROPOSALS.....................     16

         REQUESTS FOR FORM 10-K....................................     16

         APPENDIX A................................................     17

                               GENERAL INFORMATION

Record Date; Shares Outstanding

         As of March 31, 2001, the record date for determining shareholders entitled to notice of and to vote at the meeting, the Company had 66,471,364 shares of common stock deemed outstanding and eligible to vote. This number does not include 20,029,806 shares held by subsidiaries of AFG. Under Ohio law, shares held by subsidiaries are not entitled to vote and are therefore not considered to be outstanding for purposes of the meeting. Each share of outstanding common stock is entitled to one vote on each matter to be presented at the meeting. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes are counted for purposes of determining a quorum but will not be cast with respect to any item voted on at the meeting. As a result, abstentions and broker non-votes will have no effect on the outcome of any matter voted on at the meeting.

Cumulative Voting

         Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned on the record date by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. In order to invoke cumulative voting, notice of cumulative voting must be given in writing to the Secretary of the Company not less than 48 hours before the time fixed for the holding of the meeting.

Proxies and Voting Procedures

         Registered shareholders may vote by using a toll-free telephone number, by completing a proxy form and mailing it to the proxy tabulator, or by attending the meeting and voting in person. The telephone voting facilities will open on April 16, 2001, and close at 9:00 a.m. Eastern Daylight Savings Time on the meeting date. The telephone voting facilities are open Monday through Friday from 8:00 a.m. until 10:30 p.m. and on Saturdays from 8:00 a.m. until 4:30 p.m. Eastern Daylight Savings Time. The telephone voting procedures are designed to authenticate shareholders by use of a proxy control number and personal identification number ("PIN") to allow shareholders to confirm that their instructions have been properly recorded.

         Shareholders whose shares are held in the name of a broker, bank or other nominee should refer to the proxy card or the information forwarded by such broker, bank or other nominee to see what voting options are available.

         To vote by telephone, shareholders should call 1-877-298-0570, toll-free, using any touch-tone telephone and have their proxy form at hand. Shareholders will be asked to enter the proxy control number and PIN, then follow simple recorded instructions. To vote by mail, shareholders should complete and sign the bottom portion of the proxy form and return only that portion to the proxy tabulator in the reply envelope provided.

         Solicitation of proxies through the mail, in person and otherwise, is being made by management at the direction of AFG's Board of Directors, without additional compensation. AFG will pay all costs of soliciting proxies. In addition, AFG will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and AFG will reimburse them for their expenses.

         The execution of a proxy or vote by phone does not affect the right to vote in person at the meeting, and a proxy or vote by phone may be revoked by the person giving it prior to the exercise of the powers conferred by it. A shareholder may revoke a prior vote by writing to the Secretary of AFG at the Company's principal offices or by properly executing and delivering a proxy bearing a later date (or recording a later telephone vote). In addition, persons attending the meeting in person may withdraw their proxies.

         If a choice is specified on a properly executed proxy form, the shares will be voted accordingly. If a proxy form is signed without a preference indicated, those shares will be voted "FOR" the election of the eight nominees proposed by the Board of Directors and "FOR" the Amendments to the Company's stock option plan. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the meeting or any adjournment thereof, each properly executed proxy form will be voted in the discretion of the proxies named therein.

Adjournment and Other Matters

         Approval of a motion for adjournment or other matters brought before the meeting requires the affirmative vote of a majority of the shares voting at the meeting. Management knows of no other matters to be presented at the meeting other than those stated in this document.

                                    PROPOSALS

Proposal No. 1  --      ELECTION OF DIRECTORS

         The Board of Directors has nominated eight directors to hold office until the next annual meeting of Shareholders and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than eight nominees. The eight nominees who receive the greatest number of votes will be elected.

         The nominees for election to the Board of Directors are:

Carl H. Lindner        Keith E. Lindner  Carl H. Lindner III   S. Craig Lindner
Theodore H. Emmerich   James E. Evans    Thomas M. Hunt        William R. Martin

         All of these nominees were elected directors at the last annual meeting of shareholders of the Company held on May 9, 2000. See "Management" and "Compensation" below for information concerning the background, securities holdings, remuneration and other matters relating to the nominees.

         The Board of Directors recommends that shareholders vote FOR the election of these eight nominees as directors.

Proposal No. 2  --         APPROVAL OF AMENDMENTS TO THE
                           AMERICAN FINANCIAL GROUP, INC. STOCK OPTION PLAN

         On March 6, 2001, the Board of Directors amended the Company's stock option plan, subject to shareholder approval at the annual meeting, to (1) increase the maximum number of shares of common stock which may be purchased upon exercise of options under the plan from 15,500,000 to 18,500,000 (in each case, subject to anti-dilution provisions) and (2) increase the automatic grant of stock options to non-employee directors from 1,000 shares to 2,500 shares annually.

         As of December 31, 2000, and since the inception of the stock option plan in 1980, 15,158,787 shares of common stock had been issued, or were reserved for issuance, upon exercise of stock options previously granted. At December 31, 2000, only 341,213 shares remained available for grant. The Board of Directors believes that the amendment is necessary to permit the continued use of stock option grants as an important component of AFG's executive compensation program.

         The following summary of the stock option plan is not intended to be exhaustive and does not describe state or local tax consequences.

         The plan provides for the granting of two types of options -- incentive stock options which are qualified under the Internal Revenue Code for special tax treatment and non-qualified stock options, which are not. While the decision whether to grant an incentive stock option or a non-qualified stock option is at the discretion of the Compensation Committee, it is presently expected that a majority of option recipients will be granted incentive stock options. All options granted to non-employee directors of AFG are non-qualified stock options.

         Income is not recognized by the optionee at the time a non-qualified stock option is granted. Upon exercise, ordinary income is generally realized by the optionee in an amount equal to the difference between the option exercise price (the amount paid for the shares) and the fair market value of the shares on the date of exercise, and the optionee's employer receives a tax deduction in the same amount. Upon disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, as the case may be.

         Income is not recognized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock are issued to an optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition (discussed below) of such shares is made by such optionee within two years after the date of grant or within one year after the exercise of such shares by such optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the optionee's employer. The exercise of an incentive stock option will give rise to alternative minimum taxable income to the optionee to the extent of the excess of the fair market value of the shares exercised over the option price unless there has been a disqualifying disposition in the year exercised.

         A disqualifying disposition occurs if shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above; generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares exercised (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) the optionee's employer will be entitled to deduct such amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the employer.

         Subject to exceptions for disability or death, an incentive stock option will not be eligible for the incentive stock option tax treatment described above if it is exercised more than 90 days following the termination of employment. If an incentive stock option is exercised at a time when it is no longer eligible for incentive stock option tax treatment, the option is treated as a non-qualified stock option.

         Both types of employee stock options generally become exercisable upon the first anniversary of the date of grant to the extent of twenty percent of the total shares covered by the option with an additional twenty percent of the total shares covered by the option becoming exercisable on each succeeding anniversary. This right of exercise is cumulative and may be exercisable in whole or in part. The term of each option is generally ten years. Incentive stock options may not be granted for terms of more than ten years. The term of options granted to non-employee directors is ten years and the options are immediately exercisable.

         Upon the exercise of an option, the underlying shares of common stock must be paid for in full, either by check payable to the Company or by delivery of common stock having a fair market value equal to the exercise price, or in any combination thereof. The employee must pay to the Company an amount equal to any tax which the Company is required to withhold under any federal, state or local tax laws.

         The directors appointed to the Committee which administers the stock option plan are Messrs. Emmerich, Hunt and Martin. Other than members of the Committee (who each receive the automatic annual grant), all 11,000 employees and directors of the Company and its subsidiaries are eligible to be considered for the grant of options, although it is expected that the majority of options will be granted to less than five percent of those persons.

         On April 4, 2001, the average of the high and low trading price of our Common Stock on the New York Stock Exchange was $23.975 per share.

         Approval of the Plan amendments requires the affirmative vote of the majority of the shares voting at the meeting in person or by proxy.

         The Board of Directors recommends that shareholders vote FOR the proposal to approve the amendments to the American Financial Group, Inc. Stock Option Plan.

                             PRINCIPAL SHAREHOLDERS

         The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding common stock as of March 31, 2001:

--------------------------------------------------------------------------------------------------------------
                                       Amount and Nature of Beneficial Ownership
                                  ---------------------------------------------------
   Name and Address                                     Obtainable
           Of                     Common Stock        upon Exercise of
   Beneficial Owner                 Held (a)            Options (b)           Total         Percent of Class
--------------------------------------------------------------------------------------------------------------
Carl H. Lindner
  One East Fourth Street            6,942,366 (d)            -               6,942,366             10.4%
  Cincinnati, Ohio 45202

Carl H. Lindner III
  One East Fourth Street            5,624,756 (e)          487,363           6,112,119              9.1%(c)
  Cincinnati, Ohio 45202

S. Craig Lindner
  One East Fourth Street            5,624,756 (f)          487,363           6,112,119              9.1%(c)
  Cincinnati, Ohio 45202

Keith E. Lindner
  250 East Fifth Street             5,624,756 (g)          487,363           6,112,119              9.1%(c)
  Cincinnati, Ohio 45202

The American Financial
  Group, Inc. Retirement            8,050,106                -               8,050,106             12.1%
  and Savings Plan (h)
  One East Fourth Street
  Cincinnati, Ohio 45202


(a) Unless otherwise noted, the holder has sole voting and dispositive power with respect to the shares listed.

(b) Represents shares of common stock which may be acquired within 60 days of March 31, 2001 through the exercise of options granted under the Company's Stock Option Plan. The Lindner family members listed above hold options (both vested and unvested) to purchase the following numbers of shares of common stock:

                  Carl H. Lindner....................        0
                  Keith E. Lindner...................  642,363
                  Carl H. Lindner III................  642,363
                  S. Craig Lindner.....................642,363

(c) The percentages of outstanding shares of common stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner are 8.1%, 8.0% and 11.3%, respectively, after attributing the shares held in various trusts for the benefit of the minor children of
         S. Craig Lindner and Carl H. Lindner III (for which Keith E. Lindner acts as trustee with voting and dispositive power) to Keith E. Lindner.

(d) Includes 2,090,572 shares held by his spouse and 85,591 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest. Excludes 4,851,722 shares held in two trusts for the benefit of his family for which third parties act as trustees with voting and dispositive power.

(e) Includes 19,826 shares held by his spouse individually or in a trust over which she has voting and dispositive power, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 661,864 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(f) Includes 64,027 shares held by his spouse as custodian for their minor children or in a trust over which she has voting and dispositive power, 12,027 shares held by a dependent child, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 776,910 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g) Includes 341 shares held in a trust over which his spouse shares voting and dispositive power with an individual not affiliated with the Company, 2,226 shares held in a trust over which he shares voting and dispositive power with an individual not affiliated with the Company, and 1,500,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, but excludes 1,438,774 shares (described in footnotes (e) and (f) above) which are held in various trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and dispositive power but no pecuniary interest.

(h) The members of the Administrative Plan Committee of the American Financial Group, Inc. Retirement and Savings Plan (the "RASP"), Sandra
         W. Heimann and Thomas E. Mischell, direct the voting of the securities held by the RASP. Both of the members of such Committee are executives of the Company.

         Carl H. Lindner, S. Craig Lindner, Carl H. Lindner III, Keith E. Lindner and trusts for their benefit (collectively, the "Lindner Family") were the beneficial owners of approximately 44.2% of the Company's common stock at March 31, 2001. The Lindner Family may be deemed to be controlling persons of the Company.

                                   MANAGEMENT

         The directors, nominees and executive officers of the Company are:

                                                                                                 Director or
                            Age*                              Position                         Executive Since
                            ----                              --------                         ---------------
Carl H. Lindner              81        Chairman of the Board and Chief Executive Officer             1959
S. Craig Lindner             46        Co-President and a Director                                   1979
Keith E. Lindner             41        Co-President and a Director                                   1981
Carl H. Lindner III          47        Co-President and a Director                                   1980
Theodore H. Emmerich         74        Director                                                      1988
James E. Evans               55        Senior Vice President and General Counsel
                                       and a Director                                                1976
Thomas M. Hunt               77        Director                                                      1982
William R. Martin            72        Director                                                      1994
Keith A. Jensen              50        Senior Vice President                                         1999
Thomas E. Mischell           53        Senior Vice President - Taxes                                 1985
Fred J. Runk                 58        Senior Vice President and Treasurer                           1978

---------------------
*As of March 31, 2001

         Carl H. Lindner (Chairman of the Executive Committee) Mr. Lindner is the Chairman of the Board and Chief Executive Officer of the Company and American Financial Corporation ("AFC"), a diversified financial services subsidiary of the Company. He is Chairman of the Board of Directors of Great American Financial Resources, Inc. and Chiquita Brands International, Inc. Mr. Lindner is the father of Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner.

         S. Craig Lindner (Member of the Executive Committee) For more than five years, Mr. Lindner has served as Co-President and a director of the Company. He is also President of Great American Financial Resources, Inc., an 83%-owned subsidiary of AFC that markets tax-deferred annuities principally to employees of educational institutions and offers life and health insurance products. Mr. Lindner is also President of American Money Management Corporation, a subsidiary which provides investment services for the Company and its affiliated companies. Mr. Lindner is also a director of Great American Financial Resources and AFC.

         Keith E. Lindner (Member of the Executive Committee) For more than five years, Mr. Lindner has served as Co-President and a director of the Company. In March 1997, Mr. Lindner was named Vice Chairman of the Board of Directors of Chiquita Brands International, a worldwide marketer and producer of bananas and other food products in which the Company has a 36% ownership interest. For more than five years prior to that time, Mr. Lindner had been President and Chief Operating Officer and a director of Chiquita. Mr. Lindner is also a director of AFC.

         Carl H. Lindner III (Member of the Executive Committee) For more than five years, Mr. Lindner has served as Co-President and a director of the Company. For over ten years, Mr. Lindner has been principally responsible for the Company's property and casualty insurance operations. Mr. Lindner is also a director of AFC.

         Theodore H. Emmerich (Chairman of the Audit Committee; Member of the Compensation Committee) Prior to his retirement in 1986, Mr. Emmerich was managing partner of the Cincinnati office of the independent accounting firm of Ernst & Whinney. He is also a director of AFC, Carillon Fund, Inc., Carillon Investment Trust, Gradison Custodial Trust, Gradison-McDonald Municipal Custodial Trust, Gradison-McDonald Cash Reserve Trust and Summit Investment Trust.

         James E. Evans For more than five years, Mr. Evans has served as Senior Vice President and General Counsel of the Company and AFC. Mr. Evans is also a director of AFC.

         Thomas M. Hunt (Member of the Compensation and Audit Committees) During the past five years, Mr. Hunt has been Chairman of the Board of Hunt Petroleum Corporation, an oil and gas production company. He is also a director of AFC.

         William R. Martin (Chairman of the Compensation Committee; Member of the Audit Committee) During the past five years, Mr. Martin has been Chairman of the Board of MB Computing, Inc., a computer software and services company. Mr. Martin is also a director of Great American Financial Resources and AFC.

         Keith A. Jensen was named a Senior Vice President of the Company in February 1999. Since February 1997, he has also been Senior Vice President of Great American Financial Resources. For more than five years prior thereto he was a partner with Deloitte & Touche LLP, an independent accounting firm.

         Thomas E. Mischell has served as Senior Vice President - Taxes of the Company for over five years.

         Fred J. Runk has served as Senior Vice President and Treasurer of the Company for more than five years.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires AFG's executive officers, directors and persons who own more than ten percent of AFG's common stock to file reports of ownership with the Securities and Exchange Commission and to furnish AFG with copies of these reports. In June 2000, Philip Fasano, formerly a Senior Vice President of the Company, filed a Form 4 one month late to report the sale of 4,800 shares of the Company's common stock. The Company believes that all other filing requirements were met during 2000.

Securities Ownership

         The following table sets forth information, as of March 31, 2001, concerning the beneficial ownership of equity securities of the Company and its subsidiaries by each director, nominee for director, the executive officers named in the Summary Compensation Table (see "Compensation" below) and by all directors and executive officers as a group. Such information is based on data furnished by the persons named. Except as set forth in the following table, no director or executive officer beneficially owned 1% or more of any class of equity security of the Company or any of its subsidiaries outstanding at March 31, 2001. Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares reported.

                                           Amount and Nature of Beneficial Ownership (a)
                                          ----------------------------------------------
                                                                  Shares of Common Stock
                Name of                   Shares of Common        Obtainable on Exercise
            Beneficial Owner                 Stock Held               of Options (b)
------------------------------------      ----------------        ----------------------
Carl H. Lindner (c)                          6,942,366 (d)                     0
Carl H. Lindner III (c)                      5,624,756 (e)               487,363
S. Craig Lindner (c)                         5,624,756 (f)               487,363
Keith E. Lindner (c)                         5,624,756 (g)               487,363
Theodore H. Emmerich                            13,769                    10,182
James E. Evans                                 118,861                   224,000
Thomas M. Hunt                                  14,528                    10,182
William R. Martin                               38,021                    11,000

All directors and executive officers
  as a group (11 persons) (c)               24,336,442                 2,016,453


(a) Does not include the following ownership interests in subsidiaries of the Company: Messrs. Emmerich, Evans, Hunt, S.C. Lindner and Martin, and all directors and executive officers as a group beneficially own 1,561; 11,138; 382; 105,158; 10,547 and 272,120 shares, respectively, of the common stock of Great American Financial Resources. Mr. Martin and all directors and executive officers as a group beneficially own 40,126 (1.4%) and 60,830 shares (2.1%), respectively, of the preferred stock of AFC. Also excludes the following ownership of Chiquita common stock: Messrs. Emmerich, C.H. Lindner and K.E. Lindner, and all directors and executive officers as a group beneficially own 1,000; 2,128,625 (3.2%); 17,326 and 2,363,099 (3.6%) shares, respectively.

(b) Consists of shares of common stock purchasable within 60 days of March 31, 2001 through the exercise of market options and the vested portion of stock options granted under the Company's Stock Option Plan.

(c) The shares set forth for Carl H. Lindner, Carl H. Lindner III, S.C. Lindner and Keith E. Lindner and all directors and officers as a group constituted 10.4%, 9.1%, 9.1%, 9.1% and 38.5%, respectively, of the common stock outstanding at March 31, 2001. For information as to the percentage of outstanding shares beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by such Lindner Family members, see "Principal Shareholders."

(d) Includes 2,090,572 shares held by his spouse and 85,591 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest. Excludes 4,851,722 shares held in two trusts for the benefit of his family for which third parties act as trustees with voting and dispositive power.

(e) Includes 19,826 shares held by his spouse individually or in a trust over which she has voting and dispositive power, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 661,864 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(f) Includes 64,027 shares held by his spouse as custodian for their minor children or in a trust over which she has voting and dispositive power, 12,027 shares held by a dependent child, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 776,910 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g) Includes 341 shares held in a trust over which his spouse shares voting and dispositive power with an individual not affiliated with the Company, 2,226 shares held in a trust over which he shares voting and dispositive power with an individual not affiliated with the Company, and 1,500,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, but excludes 1,438,774 shares (described in footnotes (e) and (f) above) which are held in various trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and dispositive power but no pecuniary interest.

                                  COMPENSATION

         The following table summarizes the aggregate cash compensation for 2000, 1999 and 1998 of the Company's Chairman of the Board and Chief Executive Officer and its four other most highly compensated executive officers during 2000 (the "Named Executive Officers"). Such compensation includes amounts paid by AFG and its subsidiaries and certain affiliates during the years indicated.

                                                SUMMARY COMPENSATION TABLE
   ----------------------------------------------------------------------------------------------------------------
                                                                                      Long-Term
                                                  Annual Compensation               Compensation
                                          ------------------------------------  ---------------------
               Name                                               Other Annual  Securities Underlying   All Other
               And                                                Compensation     Options Granted     Compensation
        Principal Position        Year    Salary (a)  Bonus (b)        (c)        (# of Shares) (d)        (e)
   ----------------------------------------------------------------------------------------------------------------
   Carl H. Lindner                2000     $950,500         $0       $54,000              ---            $106,500
     Chairman of the Board and    1999      968,000    600,000        65,000              ---              68,000
        Chief Executive Officer   1998      968,000    697,000       190,000              ---              73,000

                                  2000      950,500          0        35,000          110,000              34,000
   Keith E. Lindner               1999      968,000    600,000        56,000           50,000              44,000
     Co-President                 1998      968,000    697,000        22,000           40,000              47,000

                                  2000      950,500          0        79,000          110,000              29,000
   Carl H. Lindner III            1999      968,000    600,000       106,000           50,000              34,000
     Co-President                 1998      968,000    697,000       128,000           40,000              34,000

                                  2000      950,500          0        99,000          110,000              28,000
   S. Craig Lindner               1999      968,000    600,000        75,000           50,000              33,000
     Co-President                 1998      968,000    697,000       184,000           40,000              33,000

   James E. Evans                 2000      950,500    290,000           500          100,000              30,000
     Senior Vice President and    1999      968,000    580,000         2,000           45,000              36,000
        General Counsel           1998      968,000    670,000         4,000           35,000             787,000


(a) This column includes salaries paid by Chiquita to Keith E. Lindner of $47,500 in 2000, and to each of Carl H. Lindner and Keith E. Lindner of $50,000 in 1999, and $100,000 in 1998.

(b) Bonuses are for the year shown, regardless of when paid. Approximately one-fourth of the bonuses for each individual was paid in shares of AFG common stock.

(c) This column includes amounts for personal homeowners and automobile insurance coverage, and the use of corporate aircraft and automobile service as follows.

         Name                     Year      Insurance     Aircraft & Automobile
         ----                     ----      ---------     ---------------------

         Carl H. Lindner          2000       $25,000             $ 29,000
                                  1999        21,000               44,000
                                  1998        16,000              174,000

         Keith E. Lindner         2000        21,000               14,000
                                  1999        42,000               14,000
                                  1998        11,000               11,000

         Carl H. Lindner III      2000        32,000               47,000
                                  1999        29,000               77,000
                                  1998        28,000              100,000

         S. Craig Lindner         2000        44,000               54,000
                                  1999        32,000               43,000
                                  1998        43,000              141,000

         James E. Evans           2000            --                  500
                                  1999            --                2,000
                                  1998            --                4,000


(d) The number of options shown as granted during 2000 includes the 2001 grant, which was made in late December 2000.

(e)      Includes Company or subsidiary  contributions or allocations  under the
         (i) defined contribution retirement plans and (ii) employee savings plan in which the following Named Executive Officers participate (and related accruals for their benefit under the Company's benefit equalization plan which generally makes up certain reductions caused by Internal Revenue Code limitations in the Company's contributions to certain of the Company's retirement plans) and Company paid group life insurance as set forth below. For Mr. Evans only, this column also includes a special 1998 cash bonus of $750,000.

                                               AFG
                                            Auxiliary     Retirement    Savings Plan   Directors'
         Name                    Year         RASP           Plan                         Fees         Term Life
         ----------------------- --------- ------------ --------------- ------------- --------------- --------------

         Carl H. Lindner         2000        $16,500         $8,500            --        $62,500           $19,000
                                 1999         20,400          9,600            --         15,000            23,000
                                 1998         20,400          9,600            --         15,000            28,000

         Keith E. Lindner        2000         16,500          8,500        $8,000              --            1,000
                                 1999         20,400          9,600        12,000              --            2,000
                                 1998         20,400          9,600        16,000              --            1,000

         Carl H. Lindner III     2000         16,500          8,500         2,000              --            2,000
                                 1999         20,400          9,600         2,000              --            2,000
                                 1998         20,400          9,600         2,000              --            2,000

         S. Craig Lindner        2000         16,500          8,500         2,000              --            1,000
                                 1999         20,400          9,600         2,000              --            1,000
                                 1998         20,400          9,600         2,000              --            1,000

         James E. Evans          2000         16,500          8,500         2,000              --            3,000
                                 1999         20,400          9,600         2,000              --            4,000
                                 1998         20,400          9,600         2,000              --            5,000

Stock Options

         The tables set forth below disclose stock options granted to, or exercised by, the Named Executive Officers during 2000, and the number and value of unexercised options held by them at December 31, 2000.

                              OPTION GRANTS IN 2000
---------------------------------------------------------------------------------------------------------------------
                                          Individual Grants                              Potential Realizable
                       -----------------------------------------------------------  Value at Assumed Annual Rates of
                          Number of        Percent of      Exercise                           Stock Price
                           Securities           Total       Price per                     Appreciation for Option
                       Underlying Options      Options        Share                                Term (b)
                                           Granted to    (fair market                ---------------- ---------------
                          Granted (a)      Employees in     value at    Expiration
       Name              (# of shares)         2000         date of        Date           5%               10%
                                                            grant)
--------------------   --------- -------- -------------- ------------- ----------- ---------------- -----------------
Carl H. Lindner             -         -             -              -           -                 -                 -

Keith E. Lindner           AFG     55,000        2.75%         $19.84     2/21/10          $686,250        $1,739,092
                                   55,000        2.75%          19.75    12/17/10           683,137         1,731,203

S. Craig Lindner           AFG     55,000        2.75%         $19.84     2/21/10          $686,250        $1,739,092
                                   55,000        2.75%          19.75    12/17/10           683,137         1,731,203

Carl H. Lindner III        AFG     55,000        2.75%         $19.84     2/21/10          $686,250        $1,739,092
                                   55,000        2.75%          19.75    12/17/10           683,137         1,731,203

James E. Evans             AFG     50,000         2.5%         $19.84     2/21/10          $623,863        $1,580,993
                                   50,000         2.5%          19.75    12/17/10           621,033         1,573,821

Stock Appreciation
 for All AFG
 Shareholders
 66,045,992 shares (c)                                                               $1,103,299,190    $2,795,976,766

(a) The options were granted under the Company's Stock Option Plan and cover Company common stock. They vest (become exercisable) to the extent of 20% per year, beginning one year from the respective dates of grant, and become fully exercisable in the event of death or disability or in the event of involuntary termination of employment without cause within one year after a change of control of the Company.

(b) Represents the hypothetical future values that would be realizable if all of the options were exercised immediately prior to their expiration in 2010 and assuming that the market price of the Company's common stock had appreciated in value through the year 2010 at the annual rate of 5% (to $32.32 per share for the February grant and to $32.17 per share for the December grant) or 10% (to $51.46 per share for the February grant and to $51.23 per share for the December grant). Such hypothetical future values have not been discounted to their respective present values, which are lower.

(c) On December 31, 2000, the price of AFG common stock on the New York Stock Exchange was $26.5625. The gain shown for All AFG Shareholders assumes that the market price of the Company's common stock appreciates in value through the year 2010 at the annual rate of 5% (to $43.27 per share) or 10% (to $68.90 per share).

                         AGGREGATED OPTION EXERCISES IN 2000 AND 2000 YEAR-END OPTION VALUES
------------------------------------------------------------------------------------------------------------------
                                                           Number of Securities
                                 Shares                          Underlying                Value of Unexercised
                              Acquired on                  Unexercised Options           In-the-Money Options
                                Exercise                         at Year End                 at Year End (a)
                                               Value    ----------------------------------------------------------
       Name          Company  (# of Shares)  Realized   Exercisable   Unexercisable    Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------
Carl H. Lindner       AFG          -            -               -           -                   -          -

Carl H. Lindner III   AFG         1,091        $4,904     448,363         194,000      $1,015,203        $744,425

S. Craig Lindner      AFG         1,091        $7,154     448,363         194,000      $1,019,254        $744,425

Keith E. Lindner      AFG         1,091        $4,635     448,363         194,000      $1,017,201        $744,425

James E. Evans        AFG          -            -         169,000         192,000          $  -0-        $676,750

(a) The value of unexercised in-the-money options is calculated based on the New York Stock Exchange closing market price of the Company's common stock at year-end 2000. This price was $26.5625 per share.

Compensation Committee Report

         The Compensation Committee of the Board of Directors consists of three directors, none of whom is an employee of the Company or any of its subsidiaries. The Committee's functions include reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company's senior executive officers, as defined from time to time by the Board. The term "senior executive officers" currently includes the Chairman of the Board and Chief Executive Officer (the "CEO") and the Co-Presidents. The Compensation Committee has the exclusive authority to grant stock options under the Company's Stock Option Plan to employees of the Company and its subsidiaries, including senior executive officers.

         Compensation of Executive Officers. The Company's compensation policy for all executive officers of the Company has three principal components: annual base salary, annual incentive bonuses and stock option grants. Before decisions were made regarding 2000 compensation for senior executives, the Committee had discussions with Company executives to solicit their thoughts regarding compensation. Based in part on such discussions as well as the Committee's review of the Company's financial results for the preceding year, the Committee deliberated, formed its recommendations, and presented its determinations regarding salary and bonus to the full Board for its review and approval. The compensation decisions discussed in this report conformed with recommendations made by the Committee, the CEO and the Co-Presidents.

         Annual Base Salaries. The Committee approved annual base salaries and salary increases for senior executive officers that were appropriate, in the Committee's subjective judgment, for their respective positions and levels of responsibilities. The Committee approved the 2000 salaries of the CEO and the Co-Presidents, noting that such salaries would be substantially the same rates in 2000 as in 1999, 1998 and the latter part of 1997.

         Annual Bonuses. As was the case for the past four years, the Committee developed an annual bonus plan for 2000 for the CEO and the Co-Presidents that would make a substantial portion of their total compensation dependent on the Company's performance, including achievement of pre-established earnings per share targets. Other executive officers of the Company were included in the annual bonus plan for 2000 by action of the Executive Committee.

         The annual bonus plan for 2000 made 50% of each participant's annual bonus dependent on the Company attaining certain earnings per share targets. The other 50% is based on the Company's overall performance, as subjectively determined by the Committee. A significant aspect of the 2000 annual bonus plan (as in prior years) was that it provided that 25% of any bonuses be paid in common stock. As in the grant of stock options discussed below, the Committee believes that payment of a substantial portion of annual bonuses in common stock align further the interests of the Company's senior executives with those of its shareholders.

         Under the 2000 annual bonus plan, the bonus target amount for the CEO and each of the Co-Presidents was $950,000 with 0% to 175% of $475,000 (50% of $950,000) to be paid depending on the Company achieving certain 2000 earnings per share allocable to insurance operations (the "EPS Component") and 0% to 175% of $475,000 to be paid based on the Company's overall performance, as subjectively determined by the Committee (the "Company Performance Component"). The earnings per share target which would result in the payment of 100% of the EPS Component bonus was set by the Committee at $2.65. In recommending the 2000 annual bonus plan to the Board for adoption, the Committee noted that no bonus should be paid under the plan if 2000 earnings per share from insurance operations are less than $1.98 (75% of the 2000 EPS target). The Company's 2000 earnings per share from insurance operations were less than 75% of the EPS target and no amount was earned attributable to the EPS Component.

         The Committee then evaluated the Company's performance during 2000. The Committee considered a number of factors in discussions of such performance with senior executives and noted that each requested that no bonus be paid for 2000. In agreeing with the CEO and the Co-Presidents that they not be awarded an amount attributable to the Company Performance Component, the Committee considered several factors. Included among those factors were the successful redeployment of resources in the Company's Specialty Group, a successful common stock offering, the proceeds of which were contributed to the capital of operating subsidiaries, and the maintenance of the Company's debt-to-capital ratio in a range desirable for investment grade companies. Notwithstanding these positive developments, the Committee noted that the Company's stock price trailed an index composed of many other insurance holding companies during 2000. The Board adopted all of the Committee's recommendations resulting in no 2000 bonuses being paid to the Chief Executive Officer and Co-Presidents.

         The annual base salary and bonus target amounts of the CEO and the Co-Presidents are virtually identical because the Committee reviews them as working as a management team whose skills and areas of expertise complement each other.

         Stock Option Grants. Stock options represent an important part of the Company's performance-based compensation system. The Committee believes that Company shareholders' interests are well served by aligning the Company's senior executives' interests with those of its shareholders through the grant of stock options in addition to paying a portion of any annual bonus in common stock. Options under the Company's Stock Option Plan are granted at exercise prices equal to the fair market value of common stock on the date of grant and vest at the rate of 20% per year. The Committee believes that these features provide an optionee with substantial incentive to maximize the Company's long-term success. Options for 55,000 shares were granted to each of the Co-Presidents and additional options were granted to the other senior executives of the Company in early 2000. In December 2000, management recommended that the Committee consider granting stock options near the public offering of Common Stock rather than in the first quarter of 2001 to senior executives and others whose annual compensation reviews typically include stock option grants. The Committee agreed that it may be beneficial to the Company's shareholders to grant options with an exercise price close to the public offering price. As a result, the Co-Presidents were granted options for 55,000 shares in December 2000. It is expected that no options will be granted to them in 2001. No options were granted to the CEO in 2000.

Members of the Compensation Committee:          William R. Martin, Chairman
                                                Theodore H. Emmerich
                                                Thomas M. Hunt

Performance Graph

         The following graph compares the cumulative total shareholder return on the Company's common stock with the cumulative total return of the Standard & Poor's ("S&P") 400 Midcap Index and the S&P Property-Casualty Insurance Index. (Assumes $100 invested on December 31, 1995 in the Company's common stock and the two indexes, including reinvestment of dividends.)

[PERFORMANCE GRAPH]

                             Performance Graph Index

                                                                                 December 31,
                                                      ---------------------------------------------------------
                                                      1995       1996      1997       1998      1999       2000
                                                      ----       ----      ----       ----      ----       ----
    American Financial Group, Inc                     $100       $127      $139       $156      $ 96       $101
    S&P 400 Midcap Index                               100        119       157        187       214        251
    S&P Property-Casualty Insurance Index              100        122       173        158       115        181

Certain Transactions

         AFG and its subsidiaries have had and expect to continue to have transactions with AFG's directors, officers, principal shareholders, their affiliates and members of their families. AFG believes that the financial terms of these transactions are comparable to those that would apply to unrelated parties and are fair to AFG.

         Members of the Lindner  Family are the  principal  owners of  Provident
Financial Group, Inc. ("Provident"). AFG provides security guard and surveillance services at the main office of Provident for which Provident paid $100,000 in 2000. Provident leases its main banking and corporate office from AFG for which Provident paid rent of $2,951,000 in 2000. A subsidiary of Provident leases equipment to subsidiaries of AFG for which Provident was paid an aggregate of $710,000 during 2000.

         Coupons redeemable for ice cream, and certificates redeemable for tickets to a home Cincinnati Reds Major League Baseball game, were given as gifts to employees at the Company Christmas party. During 2000, AFG paid $121,000 to United Dairy Farmers, Inc. for the ice cream coupons and related items. UDF is owned by one of Carl H. Lindner's brothers and his family. AFG paid the Reds $53,200 for the Christmas gift tickets and $128,000 for other tickets during 2000. Carl H. Lindner is the Chief Executive Officer of the Reds. In addition, a subsidiary of AFG, and a company owned by Carl H. Lindner, Carl
H. Lindner III, Keith E. Lindner and S. Craig Lindner, are part owners of the Reds.

         In July 2000, a subsidiary of AFG entered into a thirty-year agreement with the Reds, pursuant to which the Reds' home stadium will be named "Great American Ball Park" upon its expected completion in time for the 2003 baseball season. The AFG subsidiary paid the Reds $2 million during 2000, and will pay the Reds an aggregate of $72.7 million over the term of the agreement, which also includes premium seating and related sponsorship rights.

         During 2000, AFG and its subsidiaries chartered an aircraft from an entity owned by one of Carl H. Lindner's brothers. The total charges for such aircraft usage were $445,000.

         In July 1997, Carl H. Lindner and Great American Financial Resources, Inc. (an 83%-owned subsidiary of AFG) purchased 51% and 49%, respectively, of the outstanding common stock of a newly incorporated entity formed to acquire the assets of a company engaged in the production of ethanol. GAFRI invested $4.9 million and Mr. Lindner invested $5.1 million; the asset purchase was completed in December 1997. Another AFG subsidiary has a working capital credit facility in place under which the ethanol company may borrow up to $10 million at a rate of prime plus 3%. There were no borrowings outstanding under this facility in 2000. In September 1998, GAFRI made a loan to the ethanol company in the amount of $4 million, bearing interest at the rate of 14% and maturing in September 2008. In September 2000, the ethanol company repurchased the 49% interest from GAFRI for $7.5 million cash plus 219,000 shares of newly issued preferred stock. As a result of this transaction, GAFRI recognized a $17.7 million after-tax-gain. In December 2000, the ethanol company acquired the 219,000 shares of preferred stock in exchange for $3 million cash plus an $18.9 million subordinated debenture bearing interest at 12 1/4% with scheduled repayments through 2005.

         An AFG subsidiary is the lender under a credit agreement with American Heritage Holding Corporation, a Florida-based homebuilder which is 49% owned by AFG and 51% owned by brothers of Carl H. Lindner. The homebuilder may borrow up to $8 million at 13% per annum, with interest deferred and added to principal. The highest outstanding balance owed to the AFG subsidiary during 2000 and the balance at year-end was $8 million.

Directors' Compensation

         Pursuant to the Non-Employee Directors' Compensation Plan (the "Directors' Plan"), all directors who are not officers or employees of the Company are paid the following fees: an annual retainer of $40,000; an additional annual retainer of $12,000 for each Board Committee on which the non-employee director serves; and an attendance fee of $1,000 for each Board or Committee meeting attended. Non-employee directors who become directors during the year receive a pro rata portion of these annual retainers. The retainers and fees to be paid under the Directors' Plan are reviewed by the Board of Directors from time to time and are subject to change at its discretion.

         In order to align further the interests of the Company's non-employee directors with the interests of shareholders, the Directors' Plan provides that a minimum of 50% of such directors' annual retainers are paid through the issuance of shares of AFG common stock.

         The Board of Directors has a program under which a retiring Company director (other than an officer or employee of the Company or any of its subsidiaries) will, if the director has met certain eligibility requirements, receive upon retirement (in a lump sum or, if elected, in deferred payments) an amount equal to five times the then current annual director's fee. For purposes of this program, retirement means resignation as a Company director or not being nominated for reelection by shareholders as a Company director. To be eligible for the retirement benefit, a person must have served as a Company director for at least four years while not an officer or employee of the Company or any of its subsidiaries. In addition, a Company director will not become eligible for the retirement benefit until reaching age 55. A director who receives a retirement benefit must provide consulting services to the Company on request for five years following retirement without further compensation (except reimbursement for expenses). Under the program, a death benefit equal to the retirement benefit will be paid (in lieu of any retirement benefit under the program) to the designated beneficiary or legal representative of any person who dies while serving as a Company director, whether or not eligible for a retirement benefit at time of death. This death benefit will not be available to a director who at any time during the two years immediately preceding death was an officer or employee of the Company or any of its subsidiaries.

         In addition to providing for the grant of stock options to key employees, the Stock Option Plan provides for automatic annual grants of options to each non-employee director of the Company. During 2000, each non-employee director was granted an option under the foregoing provisions of the Stock Option Plan to purchase 1,000 shares at an exercise price of $28.22 per share on June 1, 2000, the exercise price being the fair market value of the Company's common stock on the date of grant. At the meeting our shareholders are being asked to consider amendments to the stock option plan, including a proposal to increase the amount of the annual grant of options to non-employee directors of AFG from 1,000 shares to 2,500 shares.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Company's Board of Directors held four meetings and took action in writing six times in 2000. The Board has an Executive Committee, an Audit Committee and a Compensation Committee, but no Nominating Committee.

         Executive Committee: The Executive Committee consists of Carl H. Lindner (Chairman), Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner. The Committee's functions include analyzing the future development of the business affairs and operations of the Company, including further expansion of businesses in which the Company is engaged and acquisitions and dispositions of businesses. With certain exceptions, the Executive Committee is generally authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors. The Executive Committee consulted among themselves informally many times throughout the year and took action in writing on nine occasions in 2000.

         Compensation Committee. The Compensation Committee met four times and took action in writing on four occasions in 2000.

         Audit Committee.  The Audit Committee met eight times in 2000.

Audit Committee Report

         The Audit Committee is comprised of three directors, each of whom is experienced with financial statements and two of whom have past accounting or related financial management experience. Each of the members of the Audit Committee is independent as defined by the New York Stock Exchange listing standards. A copy of the Audit Committee Charter, adopted in 2000, is attached to this Proxy Statement as Appendix A.

         The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal control which management has established, and the audit process. The members of the Committee are Theodore H. Emmerich (Chairman), William R. Martin and Thomas
M. Hunt.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes. Additionally, the Audit Committee recommends to the Board an accounting firm to be engaged as the Company's independent accountants.

         The Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Company's independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and disclosures required by the Audit Committee Charter, and the Committee discussed with the independent accountants that firm's independence.

         Based on the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Members of the Audit Committee:                 Theodore H. Emmerich, Chairman
                                                William R. Martin
                                                Thomas M. Hunt

                              INDEPENDENT AUDITORS

         The  accounting  firm of  Ernst & Young  LLP  served  as the  Company's independent auditors for the fiscal year ended December 31, 2000. Representatives of that firm will attend the meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year because it is generally the practice of the Company not to select independent auditors prior to the annual shareholders meeting.

Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees. Ernst and Young's aggregate fees for services related to the audits of financial statements for the year ended December 31, 2000, and for quarterly reviews within that period amounted to approximately $2.1 million. While they were not billed separately, we estimate that fees for statutory audits for insurance regulatory purposes and similar audit related services amounted to approximately one-fourth of the aggregate audit fees.

         In addition, during 2000 Ernst & Young billed approximately $725,000 for services related to actuarial reviews, approximately $450,000 for tax services and approximately $400,000 for all other miscellaneous services. There were no Ernst & Young fees in 2000 for financial information systems design and implementation. The Audit Committee considered the non-audit services provided in satisfying itself as to Ernst & Young's independence.

                      NOMINATIONS AND SHAREHOLDER PROPOSALS

         In   accordance   with  the   Company's   Code  of   Regulations   (the
"Regulations"), the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder who has complied with the procedures set forth in the Regulations. Shareholders will be afforded a reasonable opportunity at the meeting to nominate candidates for the office of director. However, the Regulations require that a shareholder wishing to nominate a director candidate must have first given the Secretary of the Company at least five and not more than thirty days prior written notice setting forth or accompanied by (1) the name and residence of the shareholder and of each nominee specified in the notice, (2) a representation that the shareholder was a holder of record of the Company's voting stock and intended to appear, in person or by proxy, at the meeting to nominate the persons specified in the notice and (3) the consent of each such nominee to serve as director if so elected.

         The Proxy Form used by AFG for the annual meeting typically grants authority to management's proxies to vote in their discretion on any matters that come before the meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for the 2002 annual meeting, it must be received by December 1, 2001. In order for a proposal to be considered for inclusion in AFG's proxy statement for that meeting, it must be received by February 28, 2002.

                             REQUESTS FOR FORM 10-K

         The Company will send, upon written request, without charge, a copy of the Company's current Annual Report on Form 10-K to any shareholder who writes to Fred J. Runk, Senior Vice President and Treasurer, American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202.

APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                        OF AMERICAN FINANCIAL GROUP, INC.

Function

The function of the Audit Committee is to review the company's financial statements, accounting policies and internal controls. The Committee also provides for free and open communication between it and the company's independent auditors, its internal auditors and its financial management. The company's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

Composition

The Board of Directors shall designate annually three or more directors to serve as the Audit Committee, with one member appointed as Chair of the Committee. Members of the Committee shall meet the independence requirements and other qualifications prescribed by the New York Stock Exchange.

Authority

In carrying out its responsibilities, the Audit Committee may conduct whatever inquiries relating to the company's financial affairs, records, accounts, reports or activities as the Committee in its discretion deems desirable or as the Board of Directors may from time to time request.

The Committee will be provided free and open access to the company's independent auditors and the company's internal auditing, financial management and legal counsel staffs, and any other personnel required by the Committee, in order for the Committee to review or investigate any matters which the Committee in its discretion considers appropriate for inquiry. The Committee may also employ, at the company's expense, any outside experts, legal counsel or other personnel deemed by the Committee in its collective judgment to be reasonably necessary, and in the best interest of the company and its shareholders, to enable the Committee to ably perform its duties and satisfy its responsibilities.

Responsibilities

The Audit Committee has the following responsibilities:

         1.  Select Independent Auditors and Review Scope of Audit

             (A) Recommend to the Board of Directors the selection of the company's independent auditors to conduct the annual audit of the company's consolidated financial statements. The Audit Committee shall have the authority and responsibility to evaluate and recommend the selection and, where appropriate, replacement of the independent auditors. The Board of Directors shall have the ultimate authority and responsibility to select and, where appropriate, replace the company's independent auditors.

             (B) Review and discuss with the independent auditors the scope and timing of their audit, including the locations to be visited by the independent auditors and internal auditors.

             (C) Receive from the independent auditors on an annual basis a formal written statement to the Audit Committee and the Board of Directors delineating all relationships between the independent auditors and the company and its affiliates; actively engage in a dialogue with the independent auditors concerning any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and recommend that the Board of Directors take action, if appropriate, in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

         2.  Review Financial Statements and Audit Results

             (A) After completion of each annual audit, review the company's annual financial statements and accounting policies with the company's financial management and independent auditors and recommend whether the audited financial statements should be included in the annual Form 10-K.

             (B) After completion of each annual audit, meet with the independent auditors to review the results of their examination, including their opinion and any related comments. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (see summary below) relating to the conduct of the audit.

             (C) After completion of each annual audit, determine through discussion with the independent auditors that no restrictions were placed by management on the scope of their examination or its implementation and that there was a free exchange of information.

         3.  Review Internal Accounting Controls

             (A) Review with the independent auditors and the company's financial and internal audit management the adequacy and effectiveness of the company's internal accounting controls and elicit any recommendations they may have for improvement.

             (B) Review on a continuing basis the company's compliance with the Foreign Corrupt Practices Act of 1977.

             (C) Review the adequacy and implementation of the internal audit function, including a review of the scope and results of its program.

         4. Annual Reports. Annually report to the Board of Directors with respect to its activities. Provide the Audit Committee report that is required by federal securities laws to be included in the company's proxy statement for its annual shareholders' meeting.

         5.  Review  Charter.  Annually  review the  adequacy  of the  Committee
Charter.


                                    * * * * *

         SAS No. 61 requires an independent auditor to communicate to the Audit Committee matters of significance related to the conduct of the audit such as the selection of and changes in accounting policies, the methods used to account for unusual transactions, the effect of accounting policies in controversial or emerging areas, the process used by management in formulating accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates, adjustments arising from the audit, and disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

                                     [LOGO]



                         AMERICAN FINANCIAL GROUP, INC.
                             One East Fourth Street
                             Cincinnati, Ohio 45202

                         AMERICAN FINANCIAL GROUP, INC.
                            Proxy for Annual Meeting


Registration Name and Address


The undersigned hereby appoints James C. Kennedy and Karl J. Grafe, and either of them, attorneys and proxies, with the power of substitution to each, to vote all shares of Common Stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 24, 2001 at 10:30 A.M., on the matters set forth below (and at their discretion to cumulate votes in the election of directors if cumulative voting is invoked by a shareholder through proper notice to the Company), and on such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR the following Proposals:

1.     Proposal to Elect Directors

       / / FOR AUTHORITY to elect the / / WITHHOLD AUTHORITY to nominees listed below (except vote for every nominee those whose names have been listed below crossed out)

       Carl H. Lindner         Carl H. Lindner III          S. Craig Lindner
       Keith E. Lindner        Theodore H. Emmerich         James E. Evans
       Thomas M. Hunt          William R. Martin

2.     Proposal to approve amendments to the AFG Stock Option Plan

       / / FOR                 / / AGAINST                / / ABSTAIN

DATE:                    , 2001       SIGNATURE:
     --------------------                        -----------------------------
                                      SIGNATURE:
                                                 -----------------------------

                                                 (if  held  jointly)  Important:
                                                 Please  sign  exactly  as  name
                                                 appears   hereon    indicating,
                                                 where proper, official position
                                                 or representative  capacity. In
                                                 case  of  joint  holders,   all
                                                 should sign.



PLEASE INDICATE YOUR VOTE ON THE PROPOSAL(S) BY MARKING THE APPROPRIATE BOX(ES) ON THE VOTE CARD AT RIGHT. PLEASE SIGN, DATE, DETACH AND RETURN.

This proxy form is designed to enable the shareholder to detach and mail the vote card without a return envelope. This is intended to reduce processing costs, to maintain confidentiality, and to provide added shareholder convenience.

Information pertaining to shareholder registration (account number and shares held) appears only on this section of the card, which you retain. Information on the part of the card mailed is encoded and is used solely to enable vote tabulation.

       If you have any questions about voting your shares with this form, please call 1-800-368-3417 or 513-579-2414



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


 The named proxy holders will vote the shares represented by this proxy in the manner indicated. Unless a contrary direction is indicated, the proxy holders will, except to the extent they exercise their discretion to cumulate votes in the election of directors, vote such shares "FOR" the proposals. If cumulative voting is invoked by a shareholder through proper notice to the Company, unless a contrary direction is indicated, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable. If any further matters properly come before the meeting, such shares shall be voted on such matters in accordance with the best judgment of the proxy holders.

                              TO VOTE BY TELEPHONE


                     Call TOLL-FREE using a Touch-Tone Phone

                                 1-877-298-0570

                         (Cincinnati Area use 579-6707)


                            Follow these easy steps:


1. Review the accompanying Proxy Statement and Proxy Form and have them nearby when you call.

2. Call the Toll Free number 1-877-298-0570 or the Cincinnati area local number 579-6707.

3. Enter the 6 digit Proxy Number located in the gray shaded area above the list of proposals on your proxy form.

4.    Enter the 6 digit PIN Number located in the same gray shaded area.

5.    Follow the recorded instructions.




     Telephone voting is available Monday - Friday, 8:00 a.m. to 10:30 p.m.
         Eastern Time and Saturday 8:00 a.m. to 4:30 p.m. Eastern Time.


          Telephone voting will close at 9:00 a.m. Eastern Time on the meeting date.